Exhibit 16.1

May 25, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Attis Industries Inc.’s statements included under Item 4.01 of its Form 8-K filed on May 25, 2018, and we agree with such statements concerning our firm.

/s/ Moss Adams LLP